Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

POTBELLY CORPORATION

(THE “CORPORATION”)

ARTICLE 1 OFFICES AND AGENT

1.1	Registered Office

The registered office of the Corporation shall be at 1521 Concord Pike Suite 201, Wilmington, Delaware 19803. The name of the registered agent of the Corporation at such location is Corporate Creations Network.

1.2	Other Offices

The Corporation may have any number of additional offices, at such other places as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

ARTICLE 2 STOCKHOLDERS

2.1	Annual Meeting

The annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held at such time as may be specified by resolution of the Board of Directors.

2.2	Special Meetings

Special meetings of the stockholders or of a class of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the President, by resolution of the Board of Directors or by the Secretary. At a special meeting of the stockholders or of a class of stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

2.3	Time and Place

Meetings of the stockholders shall be held at such time and place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof. Stockholders may participate in meetings of the stockholders by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

2.4	Notice of Meetings

It shall be the duty of the Secretary to cause a notice of each meeting of the stockholders or of a class of stockholders of the Corporation to be mailed at least ten (10) and not sooner than sixty (60) days before the meeting, unless a different period is prescribed by law, to each stockholder entitled to vote at such meeting at his or her address as it appears upon the books of the Corporation, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is held.

2.5	Quorum

At any meeting of the stockholders or of a class of stockholders, the stockholders present in person or by proxy of a majority of the outstanding shares of capital stock entitled to vote shall constitute a quorum of the stockholders for all purposes (unless the representation of a larger number of shares shall be required by law or by the Certificate of Incorporation, in which case the representation of the number of shares so required shall constitute a quorum).

The holders of a majority of the outstanding shares of capital stock entitled to vote who are present in person or by proxy at any meeting (whether or not constituting a quorum of the outstanding shares) may adjourn the meeting from time to time without notice other than by announcement thereat; and at any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjournment or adjournments thereof. However, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6	Organization and Conduct of Meetings

The President shall call meetings of stockholders to order and shall act as Chairman of such meetings. In the absence of the President at any meeting, the Chairman of the Board shall act as Chairman. In the absence of the President or the Chairman of the Board at any meeting, the holders of a majority of the shares of capital stock entitled to vote present in person or by proxy at such meeting shall elect a Chairman.

The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but, in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for the ten days preceding the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.7	Voting

Except as otherwise provided in the Certificate of Incorporation or by law, every holder of capital stock of the Corporation which is entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock registered in the name of such stockholder upon the books of the Corporation, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. All elections for directors shall be decided by a plurality of the vote of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; all other questions shall be decided by vote of the majority of shares of capital stock entitled to vote on the subject matter who are present in person or by proxy, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

2.8	Action by Written Consent

Any action required to be taken at any annual or special meeting of stockholders or a class of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders or class of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of issued and outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 3 BOARD OF DIRECTORS

3.1	General Powers

The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these bylaws directed or required to be exercised or done by the stockholders.

3.2	Number

The Sole Incorporator of the Corporation (as specified in the Certificate of Incorporation) shall determine the number of directors to constitute the first Board of Directors of the Corporation. Thereafter, the number of directors of the Corporation shall be determined from time to time by resolution adopted by the Board of Directors or by the stockholders, and in any event, the number of directors shall be not be less than one nor more than ten. The directors shall be elected at the annual meeting of the stockholders, except for the first Board of Directors, which shall be elected by the Sole Incorporator, and except as provided in Section 3.3 of this Article, each director shall hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

3.3	Vacancies, Removal and Newly Created Directorships

Vacancies occurring for any reason and newly created directorships resulting from any increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified or until his earlier death, resignation or removal. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided by the Certificate of Incorporation, at any special meeting of the stockholders the notice of which shall state that the removal of a director or directors and the filling of a vacancy or vacancies are among the purposes of the meeting, the holders of capital stock entitled to vote thereon, present in person or by proxy, by vote of a majority of the outstanding shares thereof, may remove any director for or without cause and may fill any vacancy caused by such removal.

3.4	Place of Meeting, etc.

The Board of Directors may hold its meetings and may have an office and keep the books of the Corporation (except as may be otherwise provided by law) in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

3.5	Regular Meetings

Regular meetings of the Board of Directors shall be held at such times and places as the Board shall determine. No notice shall be required for any regular meeting of the Board of Directors.

3.6	Special Meetings

Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, by the President, or by a majority of the directors in office at the time. Notice of each such meeting shall be either delivered personally or by telephone to each director at least one day prior to the date of each such meeting, or sent by mail, telegram, telex, cable or like transmission to each director at least two days prior to the date of each such meeting. Each such notice shall state the time and place of the meeting but need not state the purposes thereof. Any notice given personally or by telephone shall be confirmed by mail, telegram, telex, cable or like transmission, which confirmation shall be sent at least one day before the meeting. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by mail, telegram, telex or like transmission, whether before or after such meeting is held, or if he shall be present at such meeting, and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors then in office shall be present thereat.

3.7	Quorum

A quorum for the transaction of business shall consist of no fewer than a majority of the total number of directors, and except as otherwise provided in the Certificate of Incorporation or in these bylaws, the act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and no notice need be given of any such adjourned session of the meeting.

3.8	Compensation of Directors

The amount, if any, which each director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. Each director shall be entitled to reimbursement for reasonable, out-of-pocket traveling expenses incurred by him in attending any meeting of the Board of Directors. Such compensation and reimbursement shall be payable even though there be an adjournment because of the absence of a quorum. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.9	Conduct of Meetings

At all meetings of the Board of Directors business shall be transacted in such order as the Board may determine.

The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, a Chairman of the meeting shall be elected from the directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the directors, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

3.10	Action Without Meeting

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

3.11	Telecommunication Meetings

Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.12	Contracts

The Board of Directors of the Corporation in its discretion may submit for approval, ratification or confirmation by the stockholders any contract, transaction or act of the Board of Directors or any committee thereof or of any officer, agent or employee of the Corporation, and any such contract, transaction or act which shall have been so approved, ratified or confirmed by the holders of a majority of the issued and outstanding stock entitled to vote shall be as valid and binding upon the Corporation and upon the stockholders thereof as though it had been approved and ratified by each and every stockholder of the Corporation.

ARTICLE 4 COMMITTEES

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. If provision be made for any such committee or committees, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these bylaws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may at its pleasure discontinue any such committee or committees. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE 5 OFFICERS

5.1	Officers

The officers of the Corporation shall be a President and a Secretary who shall be elected by the Board of Directors. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also from time to time appoint a Treasurer or one or more Vice Presidents (who may be further classified by such descriptions as executive or senior, as determined by the Board), Assistant Treasurers and Assistant Secretaries and such other officers as the Board may deem advisable, and who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. In the event of any office becoming vacant because of removal, resignation or other reason, the Board of Directors may fill the vacancy at such time as it may determine. The officers may, but need not, be directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

All officers, agents and employees shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the directors in office at the time. Any agent or employee other than one elected or appointed by the Board of Directors shall also be subject to removal at any time by the officer or by the committee appointing him or her.

In addition to the powers and duties of the officers of the Corporation as set forth in these bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

5.2	The Chairman of the Board

The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

5.3	The President

In the absence of the Chairman of the Board and the Vice Chairman of the Board, if any, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall have such additional powers and shall perform such duties as from time to time may be assigned to him by the Board of Directors. The President shall, subject to the control of the Board of Directors, have general and active management and control of the affairs and business of the Corporation, and shall perform all other duties and exercise all other powers commonly incident to his office, or which are or may at any time be authorized or required by law.

5.4	The Vice Presidents

The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.5	The Treasurer

The Treasurer (or, if no Treasurer is elected by the Board of Directors, the Secretary) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer appointed by the Board of Directors. The Treasurer (or, if no Treasurer is elected by the Board of Directors, the Secretary) shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The Treasurer shall have the additional responsibilities and duties as set forth by the Board of Directors.

5.6	The Assistant Treasurers

The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.7	The Secretary

The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders or a class of stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders or a class of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the Corporation and he or she shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature. The President or the Board of Directors may authorize any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall have the additional responsibilities and duties as set forth herein or by the Board of Directors from time-to-time.

5.8	The Assistant Secretaries

The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.9	Giving of Bond by Officers

Any officer of the Corporation, if required to do so by the Board of Directors, shall furnish a bond to the Corporation for the faithful performance of his or her duties, in such penalties and with such conditions and security or surety or sureties as the Board shall require.

5.10	Voting Upon Stocks

Unless otherwise ordered by the Board of Directors, the President, or any other officer of the Corporation designated by the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, or any other officer of the Corporation designated by the President, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation. The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.

5.11	Compensation of Officers

The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE 6 CAPITAL STOCK CERTIFICATES – TRANSFER OF STOCK – SEAL – FISCAL YEAR

6.1	Certificates for Shares

The shares of stock of the Corporation may be represented by certificates or may be uncertificated as the Board of Directors may determine; provided that the Board of Directors may also provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

6.2	Lost, Stolen, or Destroyed Certificates

Any person claiming a stock certificate in lieu of one alleged to have been lost, stolen or destroyed shall give the Corporation or its agent an affidavit as to his or her ownership of the certificate and of the facts which go to prove that it has been lost, stolen or destroyed. If required by the Board of Directors, he or she also shall give the Corporation a bond, in such form as may be approved by the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it or on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate.

6.3	Transfer of Shares

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

6.4	Regulations

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

6.5	Fixing of Record Dates

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.6	Fiscal Year

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

6.7	Only Record Holders Recognized

The Corporation shall be entitled to treat the holder of record of any share of capital stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by the laws of the State of Delaware.

6.8	Addresses of Stockholders

It shall be the responsibility of every stockholder to notify the Corporation of his or her post office address and of any change therein. The latest address furnished by each stockholder shall be entered on the stock ledger of the Corporation and the latest address appearing thereon shall be deemed conclusively to be the post office address and the last-known post office address of such stockholder. If any stockholder shall fail to notify the Corporation of his or her post office address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be such stockholder’s post office address.

ARTICLE 7 MISCELLANEOUS PROVISIONS

7.1	Checks, Notes, etc.

Checks and other orders for the payment of money shall be signed by an officer of the Corporation or by such person or persons as the Board of Directors shall from time to time by resolution determine.

7.2	Notices

Whenever any notice is required to be given to any stockholder, director, committee member or officer, whether by statute, the Certificate of Incorporation, these bylaws or otherwise, such notice, except as otherwise provided by law, may be given personally or, in the case of directors, committee members or officers, by telephone or by telegram, telex, cable or like transmission, addressed to such director, committee member or officer at his or her place of business with the Corporation, if any, or at such address as appears on the books of the Corporation; or the notice may be given in writing by mail, in a sealed wrapper, postage prepaid, addressed to such stockholder at the address as it appears on the books of the Corporation, or to such director, committee member or officer at his or her place of business with the Corporation, if any, or at such address as appears on the books of the Corporation. Any notice given by telegram, telex, cable or like transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in a post office, in a regularly maintained letter box or with a postal carrier.

7.3	Waivers of Notice

Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or of directors or of a committee shall constitute waiver of notice of such meeting, except where otherwise provided by law.

ARTICLE 8 LIMITATION OF LIABILITY

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 8 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.Any repeal or modification of this Article 8 shall be prospective only and shall not affect the rights of any person under Article 8 in effect at the time of the alleged occurrence of any act or omission to act giving rise to any alleged liability or indemnification.

ARTICLE 9 INDEMNIFICATION

Each person who is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified and advanced expenses by the Corporation, in accordance with these bylaws, to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or any other applicable laws as presently or hereinafter in effect. The right to indemnification and advancement of expenses hereunder shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

Any repeal or modification of this Article 9 shall be prospective only and shall not affect the rights of any person under Article 9 in effect at the time of the alleged occurrence of any act or omission to act giving rise to any alleged liability or indemnification.

ARTICLE 10 AMENDMENTS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.